EXHIBIT 21

SUBSIDIARIES OF THE COMPANY


                                                          STATE OR OTHER
                                                          JURISDICTION OF
                                                          INCORPORATION OR                          %
NAME OF COMPANY                                           ORGANIZATION                          OWNERSHIP
------------------------------------------------------------------------------------------------------------
GFD Services, Inc.                                        Delaware                                 100%
GFD Fabrics, Inc. (1)                                     North Carolina                           100%
Advisory Research Services, Inc.                          North Carolina                           100%
Twin Rivers Textile Printing & Finishing (2)              North Carolina                           100%
                                                           (general partnership)
Guilford Mills (Michigan), Inc.                           Michigan                                 100%
Guilford Airmont, Inc.                                    North Carolina                           100%
GMI Computer Sales, Inc.                                  North Carolina                           100%
Hofmann Laces, Ltd.                                       New York                                 100%
Raschel Fashion Interknitting, Ltd.                       New York                                 100%
Curtains and Fabrics, Inc.                                New York                                 100%
Mexican Industries of North Carolina, Inc.                North Carolina                           100%
Gold Mills, Inc.                                          Delaware                                 100%
Gold Mills Farms, Inc. (3)                                New York                                 100%
Guilford Mills Limited                                    United Kingdom                           100%
Guilford Mills Europe Limited (4)                         United Kingdom                           100%
Guilford Europe Limited (5)                               United Kingdom                           100%
Rouquinet Deroy Limited (6)                               United Kingdom                           100%
Guilford Deutschland GmbH (7)                             Germany                                  100%
Guilford Europe Pension Trustees Limited (8)              United Kingdom                           100%
Guilford Wovens Limited (7)                               United Kingdom                           100%
Guilford Automocion Iberica S.L. (7)                      Spain                                    100%
Guilford Mills Texteis Iberica Limitada (9)               Portugal                                 100%
Guilford Mills Automotive (Portugal) Limited (10)         United Kingdom                           100%
Guilford Mills Automotive (Czech Republic) Limited (10)   United Kingdom                           100%
Guilford Mills do Brasil Ltda. (11)                       Brazil                                   100%
Industrias Globales de Mexico, S.A. de C.V. (12)          Mexico                                   100%
Industrias Mexicanas de Morelos, S.A. de C.V (13)         Mexico                                   100%
Grupo Ambar, S.A. de C.V.                                 Mexico                                    95%
American Textil, S.A. de C.V. (14)                        Mexico                                   100%
Servicios Corporativos Ambar, S.A. de C.V. (15)           Mexico                                   100%
Guilford de Tamaulipas, S.A. de C.V. (16)                 Mexico                                   100%
Guilford de Altamira, S.A. de C.V. (16)                   Mexico                                   100%
Nustart, S.A. de C.V. (17)                                Mexico                                   100%
Guilford Mills (France) Limited (18)                      United Kingdom                           100%
Guilford Czech Republic S.C.O. (19)                       Czech Republic                           100%


The capital stock of certain of the above subsidiaries are pledged pursuant to the terms of an Amended and Restated Foreign Stock Pledge Agreement and Amended and Restated Domestic Stock Pledge Agreement, each dated as November 6, 2000 and each among the Pledgors and The Collateral Agent, as defined therein.

(1)  This company is a wholly owned subsidiary of GFD Services, Inc.

(2) Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.

(3)  Owned by Gold Mills, Inc.

(4)  Owned by Guilford Mills Limited.

(5) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.

(6) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.

(7)  Owned by Guilford Europe Limited.

(8) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.

(9) 2% of the capital stock of this company is owned by Guilford Mills Europe Limited and 98% of the capital stock is owned by Guilford Mills Automotive (Portugal) Limited.

(10) Owned by Guilford Mills Europe Limited.

(11) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.

(12) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar").

(13) 5,000 shares owned by Guilford Mills, Inc. and 45,000 shares owned by Mexican Industries of North Carolina, Inc.

(14) 10,457,517 shares owned by Grupo Ambar and 1 share owned by Servicios Corporativos Ambar, S.A. de C.V.

(15) 321,751 shares owned by Grupo Ambar and 1 share owned by American Textil, S.A. de C.V.

(16) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc.

(17) 28,360 shares owned by Guilford Mills, Inc. and 200 shares owned by Guilford Airmont, Inc.

(18) 100% owned by Guilford Mills Europe Limited.

(19) 100% owned by Guilford Mills Automotive (Czech Republic) Limited.













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